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EXHIBIT 99B.8

INCOME FROM OPERATIONS                   U S WEST COMMUNICATIONS, Inc.
                                            Year Ended
                                            December 31,
Dollars in millions                       1993        1992   % Change
- -----------------------------------------------------------------------
OPERATING REVENUES
  Local service                       $3,829.1    $3,674.3         4.2
  Access charges - interstate          2,146.9     2,046.9         4.9
  Access charges - intrastate            682.0       672.8         1.4
  Long distance network service        1,441.5     1,419.7         1.5
  Miscellaneous                          556.4       510.0         9.1
                                   -----------------------------------
    Total operating revenues           8,655.9     8,323.7         4.0

OPERATING EXPENSES
  Employee-related costs               2,916.6     2,862.6         1.9
  Other operating expenses             1,599.4     1,556.2         2.8
  Taxes other than income taxes          379.8       348.1         9.1
  Depreciation and amortization        1,806.5     1,735.4         4.1
  Restructuring charge                   880.0      -               -
                                   -----------------------------------
     Total operating expenses          7,582.3     6,502.3        16.6
                                   -----------------------------------
INCOME FROM OPERATIONS                $1,073.6    $1,821.4       (41.1)
                                   ====================================

Note: Certain reclassifications within the financial statements have been made to conform to the current year presentation.
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